AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 2004

REGISTRATION NO. 333-82021

UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

KYZEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	87-0475115
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

430 Harding Industrial Drive
Nashville, Tennessee 37211
(615) 831-0888
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________

Kyle J. Doyel
President and Chief Executive Officer
Kyzen Corporation
430 Harding Industrial Drive
Nashville, Tennessee 37211
(615) 831-0888
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
E. Marlee Mitchell
Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380

     Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters 1,980,000 shares of the Registrant’s common stock, $0.01 par value per share, initially registered on a Registration Statement on Form S-3, as amended (Registration No. 333-82021).

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

On June 30, 1999, Kyzen Corporation (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File No. 333-82021), which was amended on August 2, 1999 and declared effective on August 3, 1999, to register 1,980,000 shares of the Company’s common stock, par value $0.01 per share. These shares were reserved for issuance upon the exercise of common stock purchase warrants or underwriter warrants issued in connection with the Company’s initial public offering (the “Warrants”). Three hundred and thirty thousand of these Warrants expired on August 3, 2000. The remainder expired on August 4, 2004.

Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister 1,980,000 shares of its common stock originally authorized and reserved for issuance upon the exercise of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on August 12, 2004.

KYZEN CORPORATION
By:	/s/ Kyle J. Doyel
Kyle J. Doyel
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
* Michael L. Bixenman	Chairman of the Board, Vice President and Director	August 12, 2004
* Kyle J. Doyel	President, Chief Executive Officer and Director	August 12, 2004
* Thomas M. Forsythe	Vice President, Treasurer, Chief Accounting Officer and Director	August 12, 2004
* Janet Korte Baker	Director	August 12, 2004
* John A. Davis III	Director	August 12, 2004
* James R. Gordon	Director	August 12, 2004
* By: /s/ Kyle J. Doyel Kyle J. Doyel Attorney-in-fact